AppFolio Announces Leadership Transition
Shane Trigg unanimously elected as AppFolio’s President and Chief Executive Officer

Company reaffirms 2023 outlook

Santa Barbara, Calif., March 2, 2023 — AppFolio, Inc. (NASDAQ:APPF), a leading provider of cloud business management solutions for the real estate industry, announced that the Board of Directors has unanimously elected Shane Trigg as President and Chief Executive Officer, effective immediately. Trigg previously served as AppFolio’s President and General Manager, Real Estate. Jason Randall, who has served as President and Chief Executive Officer since 2017, will be a transition advisor to the company until March 31, 2023.

A seasoned SaaS executive with more than 25 years of experience driving growth at successful software companies such as Salesforce and Intuit, Trigg joined AppFolio in April 2020 as the General Manager of Real Estate, leading strategy and operations for AppFolio Property Manager product and service offerings. He was named President of Real Estate in February 2023. Since Trigg’s arrival, he has helped lead AppFolio’s rapid progress toward its goal to digitally transform the real estate industry through a differentiated product vision that supports upmarket expansion and a go-to-market strategy that inspires customers to choose and grow with AppFolio, while building and leading high-performing teams.

Andreas von Blottnitz, Chairman of the AppFolio Board of Directors, stated, “On behalf of the Board, we thank Jason for his meaningful contributions – overseeing AppFolio’s success in creating value for customers and shareholders for nearly 15 years in a leadership capacity, including the last five as President and CEO where Jason oversaw substantial growth. We are grateful for his continued service to AppFolio during this transition as we build for this next exciting chapter.”

Trigg’s ascension is part of a multi-year succession plan, during which time the Board had an opportunity to recognize Trigg’s contributions to the company, and Randall and Trigg worked together to organize for growth and ensure values were aligned.

“I am very proud of our accomplishments during my almost 15 years at AppFolio,” said Randall. “My proudest moments have been watching our team and company thrive and grow. The past three years working with Shane have been especially rewarding and I am extremely excited for him and the future at AppFolio.”

“Real Estate businesses depend upon the right technology partner now more than ever to achieve their goals around growth, efficiency, and delivering exceptional experiences to their customers,” said Trigg. “I am honored to lead AppFolio through our next growth phase — rooted in our values, inspired by our customers, and fueled by our world-class innovation and people. We have an incredible opportunity to leverage our core platform in property management and grow our return on investment.”

Today AppFolio also announced changes to its Board of Directors. Trigg will assume the board seat previously held by Randall. Additionally, AppFolio Co-Founder and former Chief Strategy Officer Klaus Schauser will transition from a board director to a board observer. Filling his vacant seat will be Olivia Nottebohm, former Chief Operating Officer of Dropbox and a 20-year veteran of online software businesses. These changes are effective immediately.
Lastly, AppFolio has reaffirmed its full year 2023 guidance previously disclosed in connection with the announcement of AppFolio’s fourth quarter and 2022 full year financial results on January 26, 2023.

About AppFolio, Inc.
AppFolio, Inc. is a leading provider of cloud business management solutions for the real estate industry. Our solutions enable our customers to digitally transform their businesses, address critical business operations and deliver a better customer experience. For more information about AppFolio, visit www.appfolioinc.com.

For more information, please contact:
Stephanie Mitchell
pr@appfolio.com
Lori Barker
ir@appfolio.com

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts, “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to future operating results and financial position, including the Company’s fiscal year 2023 financial outlook, anticipated future expenses and investments, the Company’s business opportunities, and the impact of the Company’s strategic actions and initiatives.

Forward-looking statements represent AppFolio’s current beliefs and assumptions based on information currently available. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause the Company’s actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in AppFolio’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 9, 2023, as well as in the Company’s other filings with the SEC. You should read this press release with the understanding that the Company’s actual future results may be materially different from the results expressed or implied by these forward looking statements.

Except as required by applicable law or the rules of the NASDAQ Global Market, AppFolio assumes no obligation to update any forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.